                                                                     Exhibit 2.1

                              SECOND AMENDMENT TO

                                   AGREEMENT

                                      AND

                                PLAN OF MERGER


                                 by and among


                            CODA ACQUISITION, INC.,


                     JOINT ENERGY DEVELOPMENT INVESTMENTS
                              LIMITED PARTNERSHIP


                                      and

                               CODA ENERGY, INC.


                         Dated as of January 10, 1996

                              SECOND AMENDMENT TO
                         AGREEMENT AND PLAN OF MERGER


     THIS SECOND AMENDMENT (this "Second Amendment") TO AGREEMENT AND PLAN OF MERGER, dated as of January 10, 1996, by and among Coda Acquisition, Inc., a Delaware corporation ("Sub"), Coda Energy, Inc., a Delaware corporation (the "Company") and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"):

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Sub, the Company and JEDI have entered into that certain Agreement and Plan of Merger dated as of October 30, 1995 (the "Agreement") providing for the merger of Sub with and into the Company (the "Merger");

     WHEREAS, Sub, the Company and JEDI have entered into that certain Amendment to Agreement and Plan of Merger dated as of December 22, 1995 (the "First Amendment");

     WHEREAS, Sub, the Company and JEDI now desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1    Definitions.  Capitalized terms used in this Second
                    -----------
Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement as amended by the First Amendment and hereby.

                                  ARTICLE II

                                  AMENDMENTS

     Section 2.1    Amendment to Exhibit 2.1.  Effective as of the date hereof,
                    ------------------------
Exhibit 2.1 of the Agreement is hereby amended and restated in its entirety as
-----------
set forth in the attached Exhibit 2.1.
                          -----------

     Section 2.2    Amendment to Schedule 3.6(a)(1).  Effective as of the date
                    -------------------------------
hereof, Schedule 3.6(a)(1) of the Agreement is hereby amended and restated in
        ------------------
its entirety as set forth in the attached Schedule 3.6(a)(1).
                                          ------------------

     Section 2.3    Amendment to Section 9.3(a).  Effective as of the date
                    ---------------------------
hereof, Section 9.3(a) of the Agreement is hereby amended by adding to the end of the section the following parenthetical phrase:

     "(other than dividends or other distributions paid in respect of the 15% Cumulative Preferred Stock of the Surviving Corporation)."

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.1    Ratifications.  The terms and provisions set forth in this
                    -------------
Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement, as amended, and except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Agreement, as amended, are ratified and confirmed and shall continue in full force and effect. Sub, the Company and JEDI agree that this Second Amendment is, and the Agreement as amended by the First Amendment and hereby shall continue to be, legal, valid, binding and enforceable in accordance with its respective terms.

     Section 3.2    Representations and Warranties.  Each of Sub, the Company
                    ------------------------------
and JEDI hereby represents and warrants to the other of such parties that the execution, delivery and performance of this Second Amendment has been authorized by all requisite corporate action on the part of each of Sub, the Company and JEDI and will not violate its articles or certificate of incorporation, bylaws or partnership agreement, as applicable, and the Company hereby represents and warrants to Sub and JEDI that the Company has received oral or written confirmation, in form and substance acceptable to the Special Committee and to the Board of Directors of the Company, from Bear, Stearns & Co., Inc., financial advisor to the Company, that the Merger, based on the revised Merger Consideration, is fair to the stockholders of the Company from a financial point of view (except that such advice was not provided to management stockholders who will participate in the equity ownership of the Surviving Corporation).

     Section 3.3  Reference to Agreement.  The Agreement is hereby amended so
                  -----------------------
that any reference therein to the Agreement shall mean a reference to the Agreement as amended by the First Amendment and hereby.

     IN WITNESS WHEREOF, Sub, JEDI and the Company have caused this Second Amendment to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                   CODA ACQUISITION, INC.


                                   By: /s/ C. John Thompson
                                      -----------------------
                                   Name: C. John Thompson
                                   Title: Vice President


                                   CODA ENERGY, INC.


                                   By: /s/ Douglas H. Miller
                                       ------------------------
                                   Name: Douglas H. Miller
                                   Title: Chairman of the Board and Chief
                                             Executive Officer


                                   JOINT ENERGY DEVELOPMENT
                                  INVESTMENTS LIMITED PARTNERSHIP


                                   By:  Enron Capital Management
                                        Limited Partnership, its general partner

                                   By:  Enron Capital Corp., its general partner


                                   By: /s/  C. John Thompson
                                       ------------------------
                                   Name: C. John Thompson
                                   Title: Agent and Attorney-in-Fact

                                      -3-